UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2023
New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York,	New York	10019
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 720-0300
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.
On November 6, 2023, New Mountain Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”), and New Mountain Finance Administration, L.L.C. (the “Administrator”), on the one hand, and Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto, in connection with the issuance and sale of $115.0 million aggregate principal amount of the Company’s 8.250% Notes due 2028 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The closing of the Offering is expected to occur on November 13, 2023, subject to customary closing conditions. The Company intends to list the Notes on the Nasdaq Global Select Market (“Nasdaq”), within 30 days of the original issue date under the trading symbol “NMFCZ.”
The Underwriting Agreement includes customary representations, warranties, and covenants by the Company, the Adviser, and the Administrator. It also provides for customary indemnification by each of the Company, the Adviser, the Administrator, and the underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.
The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-272060) previously filed with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement dated November 6, 2023, a final prospectus supplement dated November 6, 2023, and the pricing term sheet filed with the SEC on November 6, 2023. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Underwriting Agreement filed as an exhibit hereto and incorporated by reference herein.
Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01.          Financial Statements and Exhibits.
d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated November 6, 2023, by and among the Company, New Mountain Finance Advisers BDC, L.L.C., New Mountain Finance Administration, L.L.C., Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary
Date: November 7, 2023